Exhibit 99.1

Wesco Aircraft Holdings, Inc. Announces Pricing of Sale of Common Stock by The Carlyle Group

VALENCIA, CA — (BUSINESS WIRE) — August 8, 2013 — Wesco Aircraft Holdings, Inc. (“Wesco Aircraft” or the “Company”) (NYSE: WAIR) today announced the pricing of the previously announced public offering of 6,000,000 shares of common stock by affiliates of The Carlyle Group (“Carlyle”), at a price to the public of $18.87 per share. In addition, the underwriter will have a 30-day option to purchase up to 900,000 additional shares from Carlyle.  Upon completion of the offering, Carlyle will beneficially own approximately 32.1% of the outstanding common stock of Wesco Aircraft (or approximately 31.1% if the underwriter fully exercises its option to purchase additional shares).  The offering is expected to close and settle on August 13, 2013. The Company is not selling any shares of common stock in the offering and will not receive any of the proceeds from the offering of shares by Carlyle.

Barclays will act as sole underwriter for the offering.

A shelf registration statement (including a prospectus) relating to the offering of the common stock has previously been filed with the U.S. Securities and Exchange Commission and has become effective. Before investing, you should read the prospectus and other documents filed with the Securities and Exchange Commission for information about Wesco Aircraft and this offering. A copy of the prospectus may be obtained from Barclays, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Barclaysprospectus@broadridge.com, or by telephone at (888) 603-5847.

This press release shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

About Wesco Aircraft

Wesco Aircraft is one of the world’s largest distributors and providers of comprehensive supply chain management services to the global aerospace industry. The Company’s services range from traditional distribution to the management of supplier relationships, quality assurance, kitting, just-in-time delivery and point-of-use inventory management. The Company believes it offers one of the world’s broadest inventories of aerospace parts, comprised of more than 525,000 different stock keeping units, including hardware, bearings, tools, electronic components and machined parts. Wesco Aircraft has more than 1,200 employees across 42 locations in 12 countries.

Forward Looking Statements

Certain information in this news release contains forward-looking statements with respect to the Company’s expectations or beliefs concerning future events. In some cases, you can identify forward-looking statements by terminology such as “guidance,” “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although the Company believes that such forward-looking statements are reasonable, it cannot assure you that any forward-looking statements will prove to be correct. Such forward-looking statements involve risks, uncertainties, estimates and assumptions that may cause the Company’s actual results, performance or achievements to be materially different than those set forth in this news release. In particular, there can be no assurances that the offering by Carlyle will be consummated. Additional information relating to factors that may cause actual results to differ from the Company’s forward-looking statements can be found in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012, as supplemented by the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2012, March

31, 2013 and June 30, 2013. The Company undertakes no obligation to update or revise forward-looking statements after the day of the release as a result of new information, future events or developments except as required by law.

Contact Information

Mark Davidson

Investor Relations

661-802-5090

Mark.Davidson@wescoair.com